Void after June __, 2008                                      Warrant No. D-

       THIS SECURITY AND ANY SHARES ISSUED UPON THE EXERCISE OR CONVERSION OF
       THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
       1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE
       OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT
       UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM,
       OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF
       THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES
       LAWS OR BLUE SKY LAWS.

                                  AXS-ONE INC.

                      CLASS D COMMON STOCK PURCHASE WARRANT

         AXS-One Inc. (the "Company"), having its principal office as of the date hereof at 301 Route 17 North, Rutherford, New Jersey 07070, hereby certifies that, for value received, _____________, or registered assigns, is entitled, subject to the terms and conditions set forth below, to purchase from the Company at any time on or from time to time after _______ __, 2005 and before 5:00 P.M., New York City time, on June __, 2008 (the "Expiration Date"),
__________ fully paid and non-assessable shares of Common Stock (as defined below), at the initial Purchase Price per share (as defined below) of $2.15. The number of such shares of Common Stock and the Purchase Price per share are subject to adjustment as provided in Section 5.

                  Background. The Company agreed to issue warrants, including this Warrant, to purchase an aggregate of 453,442 shares of Common Stock
(subject to adjustment as provided in Section 5) in connection with the
Company's private placement of 453.45 units ("Units"), each Unit consisting of
(i) 10,000 shares of Common Stock, (ii) a Class C warrant to purchase 1,000 shares of Common Stock at $1.90 per share, and (iii) a Class D warrant to purchase 1,000 shares of Common Stock at $2.15 per share.

                As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

                   "Aggregate Purchase Price" has the meaning set forth in
Section 3.1.

                  "AMEX" means the American Stock Exchange, Inc.

                  "Blue Sky Laws" means any state securities or "blue sky" laws.

                  "Board of Directors" means the board of directors of the
Company.

                  "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

                 "Company" includes the Company and any corporation which shall succeed to or assume the obligations of the Company hereunder. The term
"corporation" shall include an association, joint stock company, business trust, limited liability company or other similar organization.

                  "Common Stock" means the Company's Common Stock, $.01 par
value per share, authorized as of the date hereof, and any stock of any class or classes (however designated) hereafter authorized upon reclassification thereof, which, if the Board of Directors declares any dividends or distributions, has the right to participate in the distribution of earnings and assets of the
Company after the payment of dividends or other distributions on any shares of capital stock of the Company entitled to a preference and in the voting for the election of directors of the Company.

                   "Convertible Securities" means (i) options to purchase or
rights to subscribe for Common Stock, (ii) securities by their terms convertible into or exchangeable for Common Stock or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities.

                   "Exchange Act" means the Securities Exchange Act of 1934 as the same shall be in effect at the time.

                   "Holder" means any record owner of Warrants or Underlying
Securities.

                   "Investor" has the meaning set forth in the Unit Subscription
Agreement.

                   "Investor Rights Agreement" has the meaning set forth in
Section 1.

                  "Market Price" means at any date (i) if the principal trading market for such securities is AMEX or another exchange, the average of the closing sale prices per share for the last ten previous trading days in which a sale was reported, as officially reported on any consolidated tape, (ii) if the principal market for such securities is the over-the-counter market, the average of the closing sale prices per share on the last ten previous trading days in which a sale was reported as set forth by Nasdaq or, (iii) if the security is not listed on another exchange or Nasdaq, the average of the closing sale prices per share on the last ten previous trading days in which a sale was reported as set forth in the National Quotation Bureau sheet listing such securities for such days. Notwithstanding the foregoing, if there is no reported closing sale price,

as the case may be, reported on any of the ten trading days preceding the event requiring a determination of Market Price hereunder, then the Market Price shall be the average of the high bid and asked prices for the last ten previous trading days in which a sale was reported; and if there is no reported high bid and asked prices, as the case may be, reported on any of the ten trading days preceding the event requiring a determination of Market Price hereunder, then the Market Price shall be determined in good faith by resolution of the Board of
Directors.

                   "Nasdaq" means the Nasdaq SmallCap Market or Nasdaq Stock
Market.

                   "Notice" has the meaning set forth in Section 21.

                   "Original Issue Date" means June __, 2005.

                   "Other Securities" refers to any stock (other than Common
Stock) and other securities of the Company or any other Person (corporate or otherwise) which the Holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other
Securities pursuant to Section 5 or 6.

                   "Person" means any individual, sole proprietorship,
partnership, corporation, limited liability company, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity, any university or similar institution, or any government or any agency or instrumentality or political subdivision thereof.

                   "Purchase Price per share" means $2.15 per share, as may be adjusted from time to time in accordance with Section 5 or 6.

                   "registered" and "registration" refer to a registration
effected by filing a registration statement in compliance with the Securities
Act, to permit the disposition of Underlying Securities issued or issuable upon the exercise of Warrants, and any post-effective amendments and supplements filed or required to be filed to permit any such disposition.

                   "Securities Act" means the Securities Act of 1933 as the same shall be in effect at the time.

                   "Underlying Securities" means any Common Stock or Other
Securities issued or issuable upon exercise of Warrants.

                   "Unit Subscription Agreement" means the Unit Subscription
Agreement, dated as of June 17, 2005, among the Company and the Investors.

                   "Warrant" means, as applicable, (i) the Class D Warrants
dated as of the date hereof, originally issued by the Company pursuant to the
Unit Subscription Agreement, of which this Warrant is one, evidencing rights to purchase up to an aggregate of 453,442 shares of Common Stock, and all Warrants issued upon transfer, division or combination of, or in

substitution for, any thereof (all Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common
Stock for which they may be exercised) or (ii) each right as set forth in this
Warrant to purchase one share of Common Stock, as adjusted from time to time in accordance with Section 5 or 6.

                  1. Registration, etc. The Holder shall have the rights to
registration of Underlying Securities issuable upon exercise of the Warrants that are set forth in the Investor Rights Agreement, dated the Original Issue
Date, among the Company and each of the Investors (the "Investor Rights
Agreement").

                  2. Sale or Exercise Without Registration. If, at the time of any exercise, transfer or surrender for exchange of a Warrant or of Underlying
Securities previously issued upon the exercise of Warrants, such Warrant or
Underlying Securities shall not be registered under the Securities Act, the
Company may require, as a condition of allowing such exercise, transfer or exchange, that the Holder or transferee of such Warrant or Underlying
Securities, as the case may be, furnish to the Company an opinion of counsel, reasonably satisfactory to the Company, to the effect that such exercise, transfer or exchange may be made without registration under the Securities Act and without registration or qualification under any applicable Blue Sky Laws, provided that nothing contained in this Section 2 shall relieve (a) the Company from complying with the Investor Rights Agreement or (b) the Holder from its obligations under the Unit Subscription Agreement.

                  3. Exercise of Warrant.

                           3.1. Exercise in Full. Subject to the provisions
         hereof, this Warrant may be exercised in full by the Holder hereof by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such Holder, to the Company at its the principal office of the Company set forth at the head of this Warrant
         (or such other location as the Company from time to time may advise the
         Holder in writing), accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained (the "Aggregate Purchase Price") by multiplying (a) the number of shares of Common Stock then issuable upon exercise of this Warrant by (b) the Purchase Price per share on the date of such exercise.

                           3.2. Partial Exercise. Subject to the provisions
         hereof, this Warrant may be exercised in part by surrender of this
         Warrant in the manner and at the place provided in Section 3.1 except that the amount payable by the Holder upon any partial exercise shall be the amount obtained by multiplying (a) the number of shares of
         Common Stock designated by the Holder in the subscription at the end hereof by (b) the Purchase Price per share on the date of such exercise. Upon any such partial exercise, the Company at its expense shall forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant or Warrants of like tenor, in the name of the
         Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes and subject to the provisions of Section 2)
         may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal to the number of such shares issuable prior to such partial exercise of this Warrant minus the number of such shares designated by the Holder in the subscription at the end hereof.

                           3.3. Company to Reaffirm Obligations. The Company
         shall, at the time of any exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder any rights (including, without limitation, any right to registration of the Underlying Securities, if any) to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant; provided, however, that if the Holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such Holder any such rights.

                           3.4. Certain Exercises. If an exercise of this
         Warrant is to be made in connection with a registered public offering or sale of the Company, such exercise may, at the election of the
         Holder, be conditioned on the consummation of the public offering or sale of the Company, in which case such exercise shall not be deemed effective until the consummation of such transaction.

                  4. Delivery of Stock Certificates, etc., on Exercise. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three Business Days thereafter, the Company at its own expense
(including the payment by it of any applicable issue taxes) shall cause to be issued in the name of and delivered to the Holder hereof, or as such Holder
(upon payment by such Holder of any applicable transfer taxes and subject to the provisions of Section 2) may direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock or other
Securities to which such Holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current Market Price of one full share.

                5. Adjustment for Dividends.

                         (a) In case at any time or from time to time after the
Original Issue Date, the Company shall at any time declare or pay a dividend upon its Common Stock payable in shares of Common Stock, the Purchase Price per share in effect immediately prior to such dividend shall be proportionately reduced.

                         (b) If the number of shares of Common Stock outstanding
at any time after the Original Issue Date is decreased by a combination or reverse stock split of the outstanding shares of Common Stock, the Purchase
Price per share shall be increased in proportion to such decrease. If the number of shares of Common Stock outstanding at any time after the Original Issue Date is increased by a forward stock split of the outstanding shares of Common Stock or otherwise, the Purchase Price per share shall be decreased in proportion to such increase.

                         (c) Upon each adjustment to the Purchase Price per
share, the Holder of this Warrant shall thereafter be entitled to purchase, at the Purchase Price per share resulting

from such adjustment, the number of shares of Common Stock obtained by multiplying the Purchase Price per share in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the
Purchase Price per share resulting from such adjustment.

                  6. Reorganization, Consolidation, Merger, etc. In case the
Company after the Original Issue Date shall (a) effect a reorganization, (b)
consolidate with or merge into any other Person, or (c) transfer all or substantially all of its properties or assets to any other Person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the Holder of this Warrant, upon the exercise hereof as provided in
Section 3 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall be entitled to receive (and the Company or its successors or assigns shall be entitled to deliver), in lieu of the Underlying Securities issuable upon such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such
Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this
Warrant immediately prior thereto. Upon receipt of such stock and other securities and property (including cash), if any, the rights of the Holder under this Warrant shall terminate and cease and this Warrant shall expire and be of no force and effect. In any such case, the Company (or its successors or assigns) shall be entitled to make appropriate adjustments in the application of the provisions of this Warrant with respect to the rights and interests of the
Holder after such reorganization, merger, consolidation or dissolution. The
Company shall not effect any such reorganization, consolidation, merger or dissolution, unless prior to or simultaneously with the consummation thereof, the successor corporation resulting from such consolidation or merger or the corporation purchasing such assets shall confirm or assume, by written instrument, the obligation to deliver to each Holder the shares of stock, cash, other securities or assets to which, in accordance with the foregoing provisions, each Holder may be entitled to and all other obligations of the
Company under this Warrant.

                  7. Further Assurances; Reports. The Company shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Underlying
Securities upon the exercise of all Warrants from time to time outstanding. For so long as the Holder holds this Warrant, the Company shall deliver to the
Holder contemporaneously with delivery to the holders of Common Stock, a copy of each report of the Company delivered to such holders.

                  8. Certificate as to Adjustments. In each case of any
adjustment or readjustment in the Underlying Securities, the Company shall, at its expense, promptly cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, and the number of shares of Common Stock or Other Securities outstanding or deemed to be outstanding. The Company shall forthwith mail a copy of each such certificate to the Holder.

                  9. Notices of Record Date, etc. In the event of

                           (a) any taking by the Company of a record of its
                stockholders for the purpose of determining the stockholders thereof who are entitled to receive any dividend or other
                distribution (other than a quarterly dividend payable solely in cash), or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in
                connection with any proposed capital reorganization of the
                Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the
                Company with or into any other Person, or

                           (b) any voluntary or involuntary dissolution,
                liquidation or winding-up of the Company,

then and in each such event the Company shall mail or cause to be mailed to each
Holder of a Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the Holders of record of
Underlying Securities shall be entitled to exchange their shares of Underlying
Securities for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the date therein specified.

                  10. Reservation of Stock, etc., Issuable on Exercise of
Warrants. The Company shall at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Warrants, all shares of Common
Stock (or Other Securities) from time to time issuable upon the exercise of the
Warrants.

                  11. Listing on Securities Exchanges; Registration; Issuance of
Certain Securities. In furtherance and not in limitation of any other provision of this Warrant, if the Company at any time shall list any Common Stock (or
Other Securities) on any national securities exchange or Nasdaq, the Company shall, at its expense, simultaneously list the Underlying Securities from time to time issuable upon the exercise of the Warrants on such exchange or Nasdaq, upon official notice of issuance.

                  12. Exchange of Warrants. Subject to the provisions of Section
2, upon surrender for exchange of this Warrant, properly endorsed, to the
Company, as soon as practicable (and in any event within three Business Days)
the Company at its own expense shall issue and deliver to or upon the order of the Holder thereof a new Warrant or Warrants of like tenor, in the name of such
Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face of this Warrant so surrendered.

                  13. Replacement of Warrants. Upon receipt of evidence
reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

                  14. Warrant Agent. The Company may, by written notice to each
Holder of a Warrant, appoint an agent having an office in New York, New York, for the purpose of issuing Common Stock (or Other Securities) upon the exercise of the Warrants pursuant to Section 3, exchanging Warrants pursuant to Section
12, and replacing Warrants pursuant to Section 13, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

                  15. Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this
Warrant may not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction that may be sought against a violation of any of the terms hereof or otherwise.

                  16. No Rights as Stockholder. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the
Company prior to the exercise hereof.

                  17. Negotiability, etc. Subject to Section 2, this Warrant is issued upon the following terms, to all of which each Holder or owner hereof by the taking hereof consents and agrees that:

                           (a) subject to the provisions of this Warrant and the
                  Unit Subscription Agreement, title to this Warrant may be
                  transferred by endorsement (by the Holder hereof executing the form of assignment at the end hereof); and

                           (b) until this Warrant is transferred on the books of
                  the Company, the Company may treat the registered Holder
                  hereof as the absolute owner hereof for all purposes,
                  notwithstanding any notice to the contrary.

                  18. Entire Agreement; Successors and Assigns. This Warrant,
the Unit Subscription Agreement and the Investor Rights Agreement constitute the entire contract between the parties relative to the subject matter hereof. This
Warrant, the Unit Subscription Agreement and the Investor Rights Agreement
supersede any previous agreement among the parties with respect to the subject matter hereof. The terms and conditions of this Warrant shall inure to the benefit of and be binding upon the respective permitted executors, administrators, heirs, successors and assigns of the parties. Nothing in this
Warrant, expressed or implied, is intended to confer upon any party, other than the Holder and the Company, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

                  19. Governing Law; Jurisdiction. This Warrant shall be
governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law. Each of the Holder and the
Company hereby irrevocably consents and submits to the jurisdiction of any New
York State or United States Federal Court sitting in the State of New York,
County of New York, over any action or proceeding arising out of or relating to this Warrant and irrevocably consents to the service of any and all process in any such action or proceeding in the manner for the giving of notices at its address specified in Section 21. Each of the Holder and the Company further waives any objection to venue in the State of New York, County of New York and any objection to an action or proceeding in such state and county on the basis of forum non conveniens. Each of the Holder and the Company also waives any right to trial by jury.

                  20. Headings. The headings of the sections of this Warrant are for convenience and shall not by themselves determine the interpretation of this
Warrant.

                  21. Notices. Any notice or other communication required or permitted to be given hereunder (each a "Notice") shall be given in writing and shall be made by personal delivery or sent by courier or certified or registered first-class mail (postage pre-paid), addressed to a party at its address shown below or at such other address as such party may designate by three days'
advance Notice to the other party.

                  Any Notice to the Holder shall be sent to the address for such
Holder set forth on books and records of the Company.

                  Any Notice to the Company shall be sent to:

                       AXS-One Inc.
                       301 Route 17 North
                       Rutherford, New Jersey 07070
                       Attention:  Chief Financial Officer

                  Each Notice shall be deemed given and effective upon receipt
(or refusal of receipt).

                  22. Severability. Whenever possible, each provision of this
Warrant shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or any other provision of this Warrant.

                  23. Amendments and Waivers. Any provision of this Warrant may be amended and the observance of any provision of this Warrant may be waived
(either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder of the Warrant.

                  24. Construction. Words (including capitalized terms defined herein) in the singular shall be held to include the plural and vice versa as the context requires. The words "herein", "hereinafter", "hereunder" and words of similar import used in this Warrant shall, unless otherwise stated, refer to this Warrant as a whole and not to any particular provision of this Warrant. All references to "$" in this Warrant and the other agreements contemplated hereby shall refer to United States dollars (unless otherwise specified expressly). Any reference to any gender includes the other genders.

                  25. Assignability. Subject to Section 2, this Warrant is fully assignable at any time.

Dated: June __, 2005

                                              AXS-ONE INC.

                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

Attest:___________________________

                                       10

                              FORM OF SUBSCRIPTION

                  (To be signed only upon exercise of Warrant)

To:  AXS-ONE INC.

               The undersigned, the Holder of the within Warrant, hereby
irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, * shares of Common Stock of AXS-One Inc., and herewith makes payment of $__________ and requests that the certificates for such shares be issued in the name of, and delivered to, ___________________, whose address is _______________________.

               The undersigned represents that the undersigned is acquiring such securities for its own account for investment and not with a view to or for sale in connection with any distribution thereof (except for any resale pursuant to, and in accordance with a valid registration statement effective under the
Securities Act of 1933).
Dated:

                                      ------------------------------------------
                                      (Signature must conform in all respects to
                                      the name of the Holder as specified on the
                                      face of the Warrant)

                                      ------------------------------------------
                                              (Address)

*   Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the
    Warrant is being exercised).

                                       11

                               FORM OF ASSIGNMENT

           (To be signed by the Holder only upon transfer of Warrant)

               For value received, the undersigned hereby sells, assigns and transfers unto _________________________ the right represented by the within
Warrant to purchase _________ shares of Common Stock of AXS-One Inc. to which the within Warrant relates, and hereby does irrevocably constitute and appoint
______________________________ Attorney to transfer such right on the books of
AXS-One Inc. with full power of substitution in the premises. The Warrant being transferred hereby is one of the Class D Warrants issued by AXS-One Inc. as of
June __, 2005 to purchase an aggregate of _________ shares of Common Stock.

Dated:_______________

                                      ------------------------------------------
                                      (Signature must conform in all respects
                                      to name of Holder as specified on the face
                                      of the Warrant)

                                      ------------------------------------------
                                               (Address)

-----------------------------------
Signature guaranteed by a bank or
trust company having its principal
office in New York City or by a
Member Firm of the New York Stock
Exchange or American Stock Exchange

                                       12